UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                       August 18, 2005 (August 15, 2005)

                          THE GREAT ATLANTIC & PACIFIC
                               TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          Maryland                        1-4141                 13-1890974
(State or other jurisdiction      (Commission File Number)      (IRS Employer
     of incorporation                                        Identification No.)
     or organization)

                 Two Paragon Drive, Montvale, New Jersey 07645
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 573-9700


                                      N/A
         (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

                    INFORMATION TO BE INCLUDED IN THE REPORT



Item 2.01.    Completion of Disposition of Assets.

              As previously announced, on July 19, 2005, The Great Atlantic & Pacific Tea Company, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with A&P Luxembourg S.a r.l., a wholly owned subsidiary of the Company ("Seller"), Metro Inc. ("Metro") and 4296711 Canada Inc., a wholly owned subsidiary of Metro ("Purchaser"), to sell all of the outstanding capital stock of The Great Atlantic and Pacific Tea Company, Limited, a wholly owned subsidiary of Seller ("A&P Canada") to Purchaser.

              On August 15, 2005, Seller completed the sale to Purchaser of all the outstanding capital stock of A&P Canada for C$1.2 billion (US$1.0 billion) and 18,076,645 Class A Subordinate Voting Shares of Metro, subject to a post-closing working capital adjustment as provided in the Agreement (the "Disposition").

Item 9.01.   Financial Statements, Pro Forma Financial Information and Exhibits.

   (b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information shown below is based on audited and unaudited historical financial statements of the Company. The unaudited pro forma financial information presented reflects the estimated pro forma effect of the Disposition.

Two unaudited pro forma condensed consolidated financial statements are included herein, as follows:

   o An unaudited condensed consolidated pro forma statement of operations for the 52-week period ended February 26, 2005 and the 16-week period ended June 18, 2005, giving effect to the Disposition as if it had occurred on February 28, 2004.

   o An unaudited condensed consolidated pro forma balance sheet as of June 18, 2005, giving effect to the Disposition as if it occurred on June 18, 2005.

The unaudited condensed consolidated pro forma financial statements include assumptions and adjustments related to the Disposition. These pro forma adjustments have been made to illustrate the anticipated financial effect of the Disposition. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this filing. However, actual adjustments may differ from the information presented. Decisions regarding the use of sale proceeds have not been finalized. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements.

The unaudited condensed consolidated pro forma financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Disposition been completed as of the dates presented. The information is not representative of future results of operations or financial position.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
(Dollars in thousands, except per share amounts)

                                                                                                    Pro Forma
                                                       52 weeks ended           Pro Forma           Excluding
                                                     February 26, 2005       Adjustments (A)         Canada

Sales...........................................     $     10,854,911      $    (3,537,320) B   $    7,317,591
Cost of merchandise sold........................           (7,813,771)           2,674,140          (5,139,631)
                                                    -------------------   ------------------    ----------------
Gross Margin....................................            3,041,140             (863,180)          2,177,960
Store operating, general and administrative
expense.........................................           (3,114,062)             806,859          (2,307,203)
                                                    -------------------   ------------------    ----------------
Loss/income from operations.....................              (72,922)             (56,321)           (129,243)
Net Interest expense............................             (111,331)              16,076             (95,255)
Minority interest in earnings of
   consolidated franchisees.....................                  772                 (772)                  -
                                                    -------------------   ------------------    ----------------
Loss/income from continuing operations before
   income taxes.................................             (183,481)             (41,017)           (224,498)
Provision for/benefit from income taxes.........                 (528)              (3,972)             (4,500)
                                                    -------------------   ------------------    ----------------
Loss from continuing operations.................     $       (184,009)     $       (44,989)     $     (228,998)
                                                    ===================   ==================    ================

Net loss per share - basic and diluted -
   continuing operations........................     $          (4.77)                          $        (5.94)

Weighted average common shares outstanding......           38,558,598                               38,558,598


                                                                                                      Pro Forma
                                                       16 Weeks Ended           Pro Forma             Excluding
                                                       June 18, 2005         Adjustments (A)           Canada

Sales...........................................    $       3,383,633     $     (1,153,715) B    $   2,229,918
Cost of merchandise sold........................           (2,445,675)             869,461          (1,576,214)
                                                    -------------------   ------------------    ----------------
Gross Margin....................................              937,958             (284,254)            653,704
Store operating, general and administrative
expense.........................................             (976,687)             244,557            (732,130)
                                                    -------------------   ------------------    ----------------
Loss/income from operations.....................              (38,729)             (39,697)            (78,426)
Net Interest expense............................              (34,937)               5,390  D          (29,547)
Minority interest in earnings of consolidated
   franchisees..................................               (1,536)               1,536                   -
                                                    -------------------   ------------------    ----------------
Loss/income from continuing operations before
   income taxes.................................              (75,202)             (32,771)           (107,973)
Provision for income taxes......................              (13,865)              12,481              (1,384)
                                                    -------------------   ------------------    ----------------
Loss from continuing operations.................    $         (89,067)    $        (20,290)      $    (109,357)
                                                    ===================   ==================    ================

Net loss per share - basic and diluted -
   continuing operations........................    $           (2.27)                           $       (2.79)
Weighted average common shares outstanding......           39,201,114                               39,201,114



UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
(Dollars in thousands, except per share amounts)

                                                                                                    Pro Forma
                                                                                Pro Forma           Excluding
                                                        June 18, 2005        Adjustments (A)         Canada

Cash and cash equivalents.......................    $         171,431      $       980,960 C     $   1,152,391
Net Accounts Receivable.........................               93,949                                   93,949
Inventories.....................................              534,891                                  534,891
Prepaid expenses and other current assets.......               47,586                6,552 C            54,138
Assets held for sale............................              866,122             (866,122)C                 -
                                                    ------------------    -----------------     ----------------
Total current assets............................            1,713,979              121,390           1,835,369
Property - net..................................            1,003,477                                1,003,477
Investment in Metro.............................                    -              494,802 C           494,802
Other Assets....................................               55,537                    -              55,537
                                                    ------------------    -----------------     ----------------
Total assets....................................    $       2,772,993       $      616,192       $   3,389,185
                                                    ==================    =================     ================

Current portion of long-term obligations........    $           4,936                      D     $       4,936
Accounts Payable................................              313,178                                  313,178
Book overdrafts.................................               78,400                                   78,400
Accrued salaries, wages and benefits............              117,773                                  117,773
Other accruals..................................              212,617               15,700 C           228,317
Liabilities held for sale.......................              503,174             (503,174)C                 -
                                                    ------------------    -----------------     ----------------
Total current liabilities.......................            1,230,078             (487,474)            742,604

Long-term debt..................................              618,879                      D           618,879
Long-term obligations under capital leases......               34,543                                   34,543
Long-term real estate liabilities...............              276,614                                  276,614
Other non-current liabilities...................              458,305              170,552 C           628,857
                                                    ------------------    -----------------     ----------------
Total liabilities...............................            2,618,419             (316,922)          2,301,497

Common stock....................................               40,020                                   40,020
Additional paid-in capital......................              477,315                                  477,315
Accumulated other comprehensive loss............               (7,328)                 928 C            (6,400)
Accumulated (deficit) earnings..................             (355,433)             932,186 C           576,753
                                                    ------------------    -----------------     ----------------
Total stockholders' equity......................              154,574              933,114           1,087,688
                                                    ------------------    -----------------     ----------------
Total liabilities and stockholders' equity......    $       2,772,993       $      616,192       $   3,389,185
                                                    ==================    =================     ================



NOTES:

A) A&P is evaluating the appropriate accounting method for its investment in Metro's common stock and will apply either the equity method or cost method. Therefore, the pro forma financial statements do not reflect the impact of either method. Set forth below is information relating to the estimated impact of both the accounting methods for the periods presented in the pro forma financial statements.

If A&P concludes that it has significant influence in relation to Metro, A&P would use the equity method to account for its investment in Metro and would record its proportionate share of Metro's income or loss. A&P's proportionate share of Metro's earnings (excluding the impact of Metro's acquisition of A&P's Canadian operations) would have increased income from continuing operations of $20.5 million for FY 2004 and $5.8 million for the 16 weeks ended June 18, 2005. A&P's investment in Metro would have increased by the amount of its proportionate share of income and decreased by the amount of any dividends received.

If A&P concludes the cost method is appropriate, A&P would record dividends received from Metro as income. Based upon the dividends paid by Metro on its outstanding Class A Subordinate Voting Shares during the periods presented in the pro forma financial statements, the amount of dividends which would have been received from Metro and reported as income would have been approximately $4.6 million for the fiscal year ended February 26, 2005 and $1.2 million for the 16 weeks ended June 18, 2005.

B) The pro forma financial statements exclude the impact of a two year service agreement with Metro to provide IT services for $20 million Canadian on an annual basis. Metro has the option to renew this agreement for a third year.

C) Represents the gain on the sale of A&P Canada for approximately US $1 billion in cash and 18,076,645 shares of common stock of Metro, excluding the impact of certain foreign currency hedges of $36,593. The gain has not been adjusted to reflect either the cost or equity method of accounting. If the cost method is used to account for the investment there would be no adjustment to the estimated gain. However, if the equity method is used to account for the investment then the gain would be decreased by approximately $179,641, with a corresponding decrease in the investment.

Cash proceeds in Canadian dollars            C$                1,200,000
Exchange rate as of 8/13/05                                       0.8358
                                                   ----------------------
Cash proceeds                                US$               1,002,960
Less:  estimated closing costs                                   (22,000)
                                                   ----------------------
Net cash proceeds                                                980,960
Investment in Metro                                              494,802
                                                   ----------------------
Net proceeds                                                   1,475,762
Assets held for sale as of 6/18/05                              (866,122)
Liabilities held for sale as of 6/18/05                          503,174
                                                   ----------------------
Net gain before tax impact                                     1,112,814
Deferred tax asset attributable to the
disposition                                                        6,552
Current tax payable attributable to the
disposition                                                      (15,700)
Other non-current tax liabilities
attributable to the disposition                                 (170,552)
                                                   ----------------------
Net gain on sale after tax                                       933,114
Less:  CTA as of 6/18/05                                             928
                                                   ----------------------
Net adjustment to accumulated earnings       US$                 932,186
                                                   ======================

E) The above pro forma financial statements do not give effect to the tender offers made by A&P on August 10, 2005 for any and all of its outstanding 7 3/4% Notes due 2007 (the "7 3/4% Notes") and 9 1/8% Senior Notes due 2011 (the "9 1/8% Notes"), which are expected to expire on August 23, 2005, unless extended.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            THE GREAT ATLANTIC & PACIFIC TEA
                                            COMPANY, INC.


                                            By:  /s/ Mitchell P. Goldstein
                                                ------------------------------
                                            Name:  Mitchell P. Goldstein
                                            Title: Executive Vice President,
                                                   Chief Financial Officer
                                                   and Secretary


Dated: August 18, 2005